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                                                                    EXHIBIT 10.2

                        EXELIXIS PHARMACEUTICALS, INC.
               1994 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN

1.   Definitions.

     Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Exelixis Pharmaceuticals, Inc. 1994 Employee, Director and Consultant Stock Plan, have the following meanings:

     "Administrator" means the Board of Directors, unless it has delegated power to act on its behalf to a committee. (See Paragraph 4)

     "Affiliate" means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

     "Board of Directors" means the Board of Directors of the Company.

     "Code" means the United States Internal Revenue Code of 1986, as amended.

     "Committee" means the Committee to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.

     "Common Stock" means shares of the Company's common stock, $.001 par value.

     "Company" means Exelixis Pharmaceuticals, Inc., a Delaware corporation.

     "Disability" or "Disabled" means permanent and total disability as defined in Section 22(e) (3) of the Code.

     "Fair Market Value of a Share of Common Stock" means:

          1. If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, either (a) the average of the closing or last prices of the Common Stock on the Composite Tape or other comparable reporting system for the ten (10) consecutive trading days immediately preceding the applicable date or (b) the closing or last price of the Common Stock on the Composite Tape or other comparable reporting system for the trading day immediately preceding the applicable date, as the Administrator shall determine.

          2. If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading days or day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, either (a) the average of the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the

                                       1.
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ten (10) trading days on which common Stock was traded immediately preceding the applicable date or (b) the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded immediately preceding the applicable date, as the Administrator shall determine; and

          3. If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine.

     "ISO" means an option meant to qualify as an incentive stock option under Code Section 422.

     "Key Employee" means an employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.

     "Non-Qualified" Option means an option which is not intended to qualify as an ISO.

     "Option" means an ISO or Non-Qualified Option granted under the Plan.

     "Option Agreement" means an agreement between the Company and a Participant delivered pursuant to the Plan.

     "Participant" means a Key Employee, director, consultant or member of the Company's Scientific Advisory Board to whom one or more Stock Rights are granted under the Plan. As used herein, "Participant" shall include "Participant's Survivors" where the context requires.

     "Participant's Survivors" means a deceased Participant's legal representatives and/or any person or persons who acquired the Participant's rights to a Stock Right by will or by the laws of descent and distribution.

     "Plan" means this Exelixis Pharmaceuticals, Inc. 1994 Employee, Director and Consultant Stock Plan.

     "Purchase Opportunity" means an opportunity to make a direct purchase of Shares of the Company granted under the Plan.

     "Shares" means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued upon exercise of Options granted under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

     "Stock Agreement" means an agreement between the Company and a Participant executed and delivered pursuant to the Plan, in such form as the Administrator shall approve.

                                       2.
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     "Stock Right" means a right to Shares of the Company granted pursuant to the Plan - an ISO, a Non-Qualified Option or a Purchase Opportunity.

2.   Purposes of the Plan.

     The Plan is intended to encourage ownership of Shares by Key Employees, directors, members of the Company's Scientific Advisory Board and certain consultants to the Company in order to attract such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate.
The Plan provides for the granting of ISOs, Non-Qualified Options and Purchase Opportunities to Key Employees, directors, consultants and members of the Scientific Advisory Board of the Company.

3.   Shares Subject to the Plan.

     The number of Shares subject to this Plan as to which Stock Rights may be granted from time to time shall be 1,350,000, or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 17 of the Plan.

     If an Option ceases to be "outstanding", in whole or in part, or if the Company shall reacquire any Shares issued pursuant to Purchase Opportunities, the Shares which were subject to such Option and any Shares so required by the Company shall be available for the granting of other Stock Rights under the Plan. Any Stock Right shall be treated as "outstanding" until such Stock Right is exercised in full, or terminates or expires under the provisions of the Plan, or by agreement of the parties to the pertinent Stock Agreement.

4.   Administration of the Plan.

     The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to a Committee of the Board of Directors. Following the date on which the Common Stock is registered under the Securities and Exchange Act of 1934, as amended (the "1934 Act"), the Plan is intended to comply in all respects with Rule 16b-3 or its successors, promulgated pursuant to Section 16 of the 1934 Act with respect to Participants who are subject to Section 16 of the 1934 Act, and any provision in this Plan with respect to such persons contrary to Rule 16b-3 shall be deemed null and void to the extent permissible by law and deemed appropriate by the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:

          (a) Interpret the provisions of the Plan or of any Option, Purchase Opportunity or Stock Agreement and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

          (b) Determine which employees of the Company or of an Affiliate shall be designated as Key Employees and which of the Key Employees, directors, consultants and members of the Company's Scientific Advisory Board shall be granted Stock Rights;

                                       3.
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          (c)  Determine the number of Shares for which a Stock Right or Stock
Rights shall be granted; and

          (d) Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted;

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax status under Code Section 422 of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is other than the Board of Directors.

5.   Eligibility for Participation.

     The Administrator will, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be a Key Employee, director, consultant or member of the Scientific Advisory Board of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding any of the foregoing provisions, the Administrator may authorize the grant of a Stock Right to a person not then an employee, director, consultant or member of the Scientific Advisory Board of the Company or of an Affiliate. The actual grant of such Stock Right, however, shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Stock Agreement evidencing such Stock Right. ISOs may be granted only to Key Employees. Non-Qualified Options and Purchase Opportunities may be granted to any Key Employee, director, consultant or member of the of the Scientific Advisory Board of the Company or an Affiliate. The granting of any Option to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Options.

6.   Terms and Conditions of Options.

     Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such conditions as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto. The Option Agreements shall be subject to at least the following terms and conditions:

     A. Non-Qualified Options: Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:

          (a) Option Price: The option price (per share) of the Shares covered by each Option shall be determined by the Administrator but shall not be less than the par value per share of Common Stock.

                                       4.
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          (b)  Each Option Agreement shall state the number of Shares to which it pertains;

          (c) Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated goals or events; and

          (d) Exercise of any Option may be conditioned upon the Participant's execution of a Share purchase agreement in form satisfactory to the Administrator providing for certain protections for the Company and its other shareholders including requirements that:

               (i) The Participant's or the Participant's Survivors' right to sell or transfer the Shares may be restricted; and

               (ii) The Participant or the Participant's Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

     B. ISOs: Each Option intended to be an ISO shall be issued only to a Key Employee and be subject to at least the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Code Section 422 and relevant regulations and rulings of the Internal Revenue Service:

          (a) Minimum standards: The ISO shall meet the minimum standards required of Non-Qualified Options, as described above, except clause (a) thereunder.

          (b) Option Price: Immediately before the Option is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Code Section 424(d):

               (i) Ten percent (10%) or less of the total combined voting power of all classes of share capital of the Company or an Affiliate, the Option price per share of the Shares covered by each Option shall not be less than one hundred percent (100%) of the Fair Market Value per share of the Shares on the date of the grant of the Option.

               (ii) More than ten percent (10%) of the total combined voting power of all classes of share capital of the Company or an Affiliate, the Option price per share of the Shares covered by each Option shall not be less than one hundred ten percent (110%) of the said Fair Market Value on the date of grant.

          (c)  Term of Option: For Participants who own

               (i) Ten percent (10%) or less of the total combined voting power of all classes of share capital of the Company or an Affiliate, each Option shall terminate not more than ten (10) years from the date of the grant or at such earlier time as the Option Agreement may provide.

                                       5.
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               (ii) More than ten percent (10%) of the total combined voting power of all classes of share capital of the Company or an Affiliate, each Option shall terminate not more than five (5) years from the date of the grant or at such earlier time as the Option Agreement may provide.

          (d) Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of Options which may be exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined at the time each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed one hundred thousand dollars ($100,000), provided that this subparagraph (e) shall have no force or effect if its inclusion in the Plan is not necessary for Options issued as ISOs to qualify as ISOs pursuant to Section 422(d) of the Code.

          (e) Limitation on Grant of ISOs: No ISOs shall be granted after the date which is the earlier of ten (10) years from the date of the adoption of the Plan by the Company and the date of the approval of the Plan by the shareholders of the Company.

7.   Terms and Conditions of Purchase Opportunities.

     Each Purchase Opportunity shall be set forth in a Stock Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Stock Agreement shall be in the form approved by the Administrator, with such changes and modifications to such form as the Administrator, in its discretion, shall approve with respect to any particular Participant or Participants. The Stock Agreement shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:

          (a) The purchase price (per share) of the Shares covered by each Purchase Opportunity shall be determined by the Administrator but shall not be less than the par value per share of the Shares on the date of the grant of the Purchase Opportunity;

          (b) Each Stock Agreement shall state the number of Shares to which the Purchase Opportunity pertains;

          (c) Each Stock Agreement shall state the date prior to which the Purchase Opportunity must be exercised by the Participant; and

          (d) Each Stock Agreement shall include the terms of any right of the Company to reacquire the Shares subject to the Purchase Opportunity, including the time and events upon which such rights shall accrue and the purchase price therefor.

8.   Exercise of Stock Right and Issue of Shares.

     A Stock Right (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address, together with provision for payment of the full purchase price in accordance with this paragraph for the Shares as to which such Stock Right is being exercised, and upon compliance with any other condition(s) set forth in the Option or

                                       6.
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Stock Agreement. Such written notice shall be signed by the person exercising the Stock Right, shall state the number of Shares with respect to which the Stock Right is being exercised and shall contain any representation required by the Plan or the Option or Stock Agreement. Payment of the purchase price for the shares as to which such Stock Right is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Stock Right determined in good faith by the Administrator, or (c) at the discretion of the Administrator, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, or (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator or (e) at the discretion of the Administrator, by any combination of (a), (b), (c) and (d) above. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an IS0 as is permitted by Section 422 of the Code.

     The Company shall then reasonably promptly deliver the Shares as to which such Stock Right was exercised to the Participant (or to the Participant's Survivors, as the case may be). In determining what constitutes "reasonably promptly," it is expressly understood that the delivery of the Shares may be delayed by the Company in order to comply with any law or regulation which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be evidenced by an appropriate certificate or certificates for fully paid, non-assessable Shares.

     The Administrator shall have the right to accelerate the date of exercise of any installment of any Stock Right; provided that the Administrator shall not accelerate the exercise date of any installment of any Option granted to any Key Employee as an IS0 (and not previously converted into a Non-Qualified Option pursuant to Paragraph 19) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in paragraph 6(e).

     The Administrator may, in its discretion, amend any term or condition of an outstanding Stock Right provided (i) such term or condition as amended is permitted by the Plan, (ii) any such amendment shall be made only with the consent of the Participant to whom the Stock Right was granted, or in the event of the death of the Participant, the Participant's Survivors, if the amendment is adverse to the Participant, (iii) any such amendment of any ISO shall be made only after the Administrator, after consulting the counsel for the Company, determines whether such amendment would constitute a "modification" of any Stock Right which is an IS0 (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISO, and (iv) with respect to any Stock Right held by any Participant who is subject to the provisions of Section 16(a) of the 1934 Act, any such amendment shall be made only after the Administrator, after consulting with counsel for the Company, determines whether such amendment would constitute the grant of a new Stock Right.

                                       7.
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9.   Rights as a Shareholder.

     No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Shares covered by such Stock Right, except after due exercise of the Option and tender of the full purchase price for the Shares being purchased pursuant to such exercise and registration of the Shares in the Company's share register in the name of the Participant.

10.  Assignability and Transferability of Stock Rights.

     By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder, provided, however, that the designation of a beneficiary of a Stock Right by a Participant shall not be deemed a transfer prohibited by this Paragraph. Except as provided in the preceding sentence, a Stock Right shall be exercisable, during the Participant's lifetime, only by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

11.  Effect of Termination of Service Other Than "For Cause".

     Except as otherwise provided in the pertinent Option or Stock Agreement, in the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate before the Participant has exercised all Stock Rights, the following rules apply:

          (a) A Participant who ceases to be an employee, director, consultant or member of the Scientific Advisory Board of the Company or of an Affiliate (for any reason other than termination "for cause", Disability, or death for which events there are special rules in Paragraphs 12, 13, and 14, respectively), may exercise any Stock Right granted to him or her to the extent that the Stock Right is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in the pertinent Option or Stock Agreement.

          (b) In no event may an Option Agreement provide, if an Option is intended to De an ISO, that the time for exercise be later than three (3) months after the Participant's termination of employment.

          (c) The provisions of this Paragraph, and not the provisions of Paragraph 13 or 14, shall apply to a Participant who subsequently becomes disabled or dies after the termination of employment, director status, consultancy or Scientific Advisory Board member status, provided, however, in the case of a Participant's death within three (3) months after the termination of employment, director status, consulting or Scientific Advisory Board member status, the Participant's Survivors may exercise the Stock Right within one (1) year after the date of the Participant's death, but in no event after the date of expiration of the term of the Stock Right.

                                       8.
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          (d)  Notwithstanding anything herein to the contrary, if subsequent to a Participant's termination of employment, termination of director status, termination of consultancy, or termination of Scientific Advisory Board member status, but prior to the exercise of a Stock Right, the Board of Directors determines that, either prior or subsequent to the Participant's termination, the Participant engaged in conduct which would constitute "cause", then such Participant shall forthwith cease to have any right to exercise any Stock Right.

          (e) A Participant to whom a Stock Right has been granted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a permanent and total Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant's employment, director status, consultancy or termination of Scientific Advisory Board member status with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

          (f) Stock Rights granted under the Plan shall not be affected by any change of employment or other service within or among the Company and any Affiliates, so long as the Participant continues to be an employee, director, consultant or member of the Scientific Advisory Board of the Company or any Affiliate, provided, however, if a Participant's employment by either the Company or an Affiliate should cease (other than to become an employee of an Affiliate or the Company), such termination shall affect the Participant's rights under any Stock Right granted to such Participant in accordance with the terms of the Plan and the pertinent Option or Stock Agreement.

12.  Effect of Termination of Service "For Cause".

     Except as otherwise provided in the pertinent Option or Stock Agreement, the following rules apply if the Participant's service (whether as an employee, director, consultant or Scientific Advisory Board member) with the Company or an Affiliate is terminated "for cause" prior to the time that all of his or her outstanding Stock Rights have been exercised:

          (a) All outstanding and unexercised Stock Rights as of the date the Participant is notified his or her service is terminated "for cause" will immediately be forfeited, unless the Option or Stock Agreement provides otherwise.

          (b) For purposes of this Paragraph, "cause" shall include (and is not limited to) dishonesty with respect to the employer, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of cause will be conclusive on the Participant and the Company.

          (c) "Cause" is not limited to events which have occurred prior to a Participant's termination of service, nor is it necessary that the Administrator's finding of "cause" occur prior to termination. If the Administrator determines, subsequent to a Participant's termination of service but prior to the exercise of a Stock Right, that either prior or

                                       9.

subsequent to the Participant's termination the Participant engaged in conduct which would constitute `cause", then the right to exercise any Stock Right is forfeited.

          (d) Any definition in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of "cause" for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to such Participant.

13.  Effect of Termination of Service for Disability.

     Except as otherwise provided in the pertinent Option or Stock Agreement, a Participant who ceases to be an employee, director, consultant or member of the Scientific Advisory Board of the Company or of an Affiliate by reason of Disability may exercise any Stock Right granted to such Participant:

          (a) To the extent exercisable but not exercised on the date of Disability; and

          (b) In the event rights to exercise the Stock Right accrue periodically, to the extent of a pro rata portion of any additional rights as would have accrued had the Participant not become Disabled prior to the end of the accrual period which next ends following the date of Disability. The proration shall be based upon the number of days of such accrual period prior to the date of Disability.

     A Disabled Participant may exercise such rights only within a period of not more than one (1) year after the date that the Participant became Disabled, notwithstanding that the Participant might have been able to exercise the Stock Right as to some or all of the Shares on a later date if he or she had not become disabled and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Stock Right.

     The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

14.  Effect of Death While an Employee, Director Or Consultant.

     Except as otherwise provided in the pertinent Option or Stock Agreement, in the event of the death of a Participant to whom a Stock Right has been granted while the Participant is an employee, director, consultant or member of the Scientific Advisory Board of the Company or of an Affiliate, such Stock Right may be exercised by the Participant's Survivors:

          (a) To the extent exercisable but not exercised on the date of death; and

          (b) In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion of any additional rights which would have accrued had the Participant not died prior to the end of the accrual period which next ends following the date of death. The

                                      10.

proration shall be based upon the number of days of such accrual period prior to the Participant's death.

     If the Participant's Survivors wish to exercise the Stock Right, they must take all necessary steps to exercise the Stock Right within one (1) year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Stock Right as to some or all of the Shares on a later date if he or she had not died and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Stock Right.

15.  Purchase for Investment.

     Unless the offering and sale of the Shares to be issued upon the particular exercise of a Stock Right shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the "1933 Act"), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

          (a) The person(s) who exercise such Stock Right shall warrant to the Company, prior to the receipt of such Shares, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their Shares issued pursuant to such exercise or such grant:

          The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.

          (b) The Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the 1933 Act without registration thereunder.

     The Company may delay issuance of the Shares until completion of any action or obtaining of any consent which the Company deems necessary under any applicable law (including, without limitation, state securities or "blue sky" laws).


16.  Adjustments Upon Changes in Stock.

     (a) Capitalization Adjustments. If any change is made in the Common Stock subject to the Plan to any Stock Right, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the

                                      10.

Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a), and the outstanding Stock Rights will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Rights. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

     (b) Change in Control--Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Stock Rights shall terminate immediately prior to such event.

     (c) Change in Control--Asset Sale, Merger, Consolidation or Reverse Merger. In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation shall assume any Stock Rights outstanding under the Plan or shall substitute similar stock Rights (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 12(c) for those outstanding under the Plan). In the event any surviving corporation or acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Rights held by Participants whose Continuous Status as an Employee, Director or Consultant has not terminated, the vesting of such Stock Awards and any shares of Common Stock acquired under such Stock Awards (and, if applicable, the time during which such Stock Rights may be exercised) shall be accelerated in full, and the Stock Rights shall terminate if not exercised (if applicable) at or prior to such event. With respect to any other Stock Rights outstanding under the Plan, such Stock Rights shall terminate if not exercised (if applicable) prior to such event.

     (d) Change in Control--Securities Acquisition. In the event of an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or an Affiliate) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of Directors and provided that such acquisition is not a result of, and does not constitute a transaction described in, subsection 12(c) hereof, then with respect to Stock Rights held by Participants whose Continuous Status as an Employee, Director or Consultant has not terminated, the vesting of such Stock Rights and any shares of Common Stock acquired under such Stock Rights (and, if applicable, the time during which such Stock Rights may be exercised) shall be accelerated in full.

     (e) Change in Control--Termination of Continuous Status as an Employee, Director or Consultant.

          (i) In the event of a change in control as specified in subsection 12(c) or 12(d) (collectively, a "Change in Control") and Continuous Status as Employee, Director or Consultant of a Participant is either involuntarily terminated without Cause or is voluntarily terminated for Good Reason within one (1) month before or thirteen (13) months after the Change in Control, then the vesting of such Participant's Stock Rights and any shares of Common Stock acquired under such Stock Rights (and, if applicable, the time during which such Stock Rights may be exercised) shall be accelerated by one (1) year.

          (ii) The Company or an Affiliate may not terminate the Continuous Status as an Employee, Director or Consultant of a Participant for Cause unless and until there shall have been delivered to such person a copy of a resolution duly adopted by the affirmative vote of at least a majority of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to such person and an opportunity for such person, together with such person's counsel, to be heard before the Board), finding that in the good faith opinion of the Board, such person was guilty of the conduct constituting "Cause" and specifying the particulars thereof in detail.

          (iii) Any purported voluntarily termination of the Continuous Status as an Employee, Director or Consultant of a Participant for Good Reason shall be communicated by a notice of termination to the Company and shall state the specific termination provisions relied upon and set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination.

          (iv) If any benefit received or to be received by such person pursuant to the acceleration of the vesting and/or exercisability of Stock Right would constitute an "excess parachute payment" subject to excise tax under Section 4999 of the Code (the "Excise Tax"), the amount or benefit to be received by such person shall be reduced if such reduction, taking into account all applicable federal, state and local income and employment taxes and the Excise Tax, results in a greater after-tax benefit for such person. The determination by the Company's independent auditors of any required reduction pursuant hereto shall be conclusive and binding upon such person.

     (f)  Definitions.

          (i) "Good Reason" means, with respect to the voluntary termination of the Continuous Status as an Employee, Director or Consultant of a Participant in connection with a Change in Control, (i) reduction of such person's rate of compensation as in effect immediately prior to the Change in Control by greater than ten percent (10%), except to the extent the compensation of other similarly situated persons are accordingly reduced, (ii) failure to provide a package of welfare benefit plans that, taken as a whole, provide substantially similar benefits to those in which such person is entitled to participate immediately prior to the Change in Control (except that such person's contributions may be raised to the extent of any cost increases imposed by third parties) or any action by the Company that would adversely affect such person's participation or reduce such person's benefits under any of such plans, (iii) a change in such person's responsibilities, authority, titles or offices resulting in diminution of position, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith that is remedied by the Company promptly after notice thereof is given by such person, (iv) a request that such person relocate to a worksite that is more than fifty (50) miles from such person's prior worksite, unless such person accepts such relocation opportunity, (v) a material reduction in duties, (vi) a failure or refusal of any successor company to assume the obligations of the Company under an agreement with such person or (vii) a material breach by the Company of any of the material provisions of an agreement with such person. For purposes of this definition, "Company" shall include an Affiliate of the Company and a successor to the Company.

          (ii) "Cause" means, with respect to the involuntary termination of the Continuous Status as an Employee, Director or Consultant of a Participant, misconduct, including: (i) conviction of any felony or any crime involving moral turpitude or dishonesty; (ii) participation in a fraud or act of dishonesty against the Company or an Affiliate; (iii) conduct that, based upon a good faith and reasonable factual investigation and determination by the Company, demonstrates gross unfitness to serve; or (iv) intentional, material violation of any agreement with the Company, or of any statutory duty to the Company, that is not corrected within thirty (30) days after written notice thereof. Physical or mental disability shall not constitute "Cause." For purposes of this definition, "Company" shall include an Affiliate of the Company and a successor to the Company.

     (g) Modification of Incentive Stock Options. Notwithstanding the foregoing, any adjustments made pursuant to Section 12 with respect to ISOs shall be made only after the Board, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modifications" of such ISO (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Board determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs,it may refrain from making such adjustments, unless the holder of an specifically requests in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such "modification" on his or her income tax treatment with respect to the ISOs.

     (h) Definitions. For purposes of this Section 16, the terms "Exchange Act," "Continuous Status as an Employee, Director or Consultant," "Director" and "Board" shall have the same meanings as defined in the Company's 1997 Equity Incentive Plan.

                                      12.
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17.  Issuances of Securities.

     Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company.

18.  Fractional Shares.

     No fractional share shall be issued under the Plan and the person exercising such right shall receive from the Company cash in lieu of such fractional share equal to the Fair Market Value thereof.

19.  Conversion of ISOs into Non-Qualified Options; Termination of ISOs.

     The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant's IS0s (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Company or an Affiliate at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant's ISO's converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

20.  Withholding.

     In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act ("F.I.C.A.") withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Option holder's salary, wages or other remuneration in connection with the exercise of a Stock Right or a Disqualifying Disposition (as defined in Paragraph 21), the Participant shall advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company's Common Stock, is authorized by the Administrator (and permitted by law), provided, however, that with respect to persons subject to Section 16 of the 1934 Act, any such

                                      13.
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withholding arrangement shall be in compliance with any applicable provisions of
Rule 16b-3 promulgated under Section 16 of the 1934 Act. For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the fair market value of the shares withheld is less than the amount of payroll withholdings required, the Option holder may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant's payment of such additional withholding.

21.  Notice to Company of Disqualifying Disposition.

     Each Key Employee who receives an IS0 must agree to notify the Company in writing immediately after the Key Employee makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is any disposition (including any sale) of such shares before the later of (a) two years after the date the Key Employee was granted the ISO, or
(b) one year after the date the Key Employee acquired shares by exercising the ISO. If the Key Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

22.  Termination of the Plan.

     The Plan will terminate on the date which is ten (10) years from the earlier of the date of its adoption and the date of its approval by the shareholders of the Company. The Plan may be terminated at an earlier date by vote of the shareholders of the Company; provided, however, that any such earlier termination will not affect any Stock Rights granted or Option or Stock Agreements executed prior to the effective date of such termination.

23.  Amendment of the Plan and Agreements.

     The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, to the extent necessary to ensure the qualification of the Plan under Rule 16b-3, at such time, if any, as the Company has a class of stock registered pursuant to Section 12 of the 1934 Act, and to the extent necessary to qualify the shares issuable upon exercise of any outstanding Stock Rights granted, or Stock Rights to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any amendment approved by the Administrator which is of a scope that requires shareholder approval in order to ensure favorable federal income tax treatment for any incentive stock options or requires shareholder approval in order to ensure the compliance of the Plan with Rule 16b-3 at such time, if any, as the Company has a class of stock registered pursuant to Section 12 of the 1934 Act, shall be subject to obtaining such shareholder approval. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her. With the consent of the Participant affected, the

                                      14.

Administrator may amend outstanding Option or Stock Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Option or Stock Agreements may be amended by the Administrator in a manner which is not adverse to the Participant.

24.  Employment or Other Relationship.

     Nothing in this Plan or any Option or Stock Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy, director or Scientific Advisory Board member status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy, director or Scientific Advisory Board member status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

25.  Governing Law.

     This Plan shall be construed and enforced in accordance with the law of The Commonwealth of Massachusetts.

                                      15.